SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 1, 2019

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	VAR	New York Stock Exchange

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 1, 2019, Varian Medical Systems, Inc. (the "Company") entered into the Amendment No. 2 to Credit Agreement (the “Amendment”) to its Credit Agreement dated as of April 3, 2018 (the “Credit Agreement”), by and among the Company, certain lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer. The Amendment, among other things, reduces the aggregate principal amount available under the revolving credit facility provided under the Credit Agreement from $1.8 billion to $1.2 billion, reduces the commitment fee, adds a $500 million sublimit for multi-currency borrowings, increases the letter of credit sublimit to $225 million, extends the maturity date from April 2023 to November 2024 and adds BNP Paribas and Goldman Sachs to the lender group.

For a summary of other terms of the Credit Agreement, please see our Form 8-K Current Report filed as of April 4, 2018, File No. 1-7598.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation 'under an Off-Balance Sheet Arrangement of a Registrant.

The response to this item is set forth in Item 2.01 above and is by this reference incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name: Title:	John W. Kuo Senior Vice President, General Counsel and Corporate Secretary

Dated: November 5, 2019

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